UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
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SCHEDULE 14A INFORMATION

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CENTENE CORPORATION
(Name of Registrant as Specified In Its Charter)

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Centene Corporation
Centene Plaza
7700 Forsyth Boulevard
St. Louis, Missouri 63105

April 11, 2014

SUMMARY OF CERTAIN CONSIDERATIONS IN REGARD TO THE RECOMMENDATION OF THE BOARD OF DIRECTORS TO APPROVE THE 2012 STOCK INCENTIVE PLAN

The following information relates to the recommendation of the Board of Directors (the “Board”) of Centene Corporation (the “Company”) that the shareholders of the Company approve an amendment to the Centene Corporation 2012 Stock Incentive Plan (the “2012 Plan”) pursuant to Proposal No. 5 in the Company's 2014 proxy statement (the “Proxy Statement”).  This information is in addition to the information required to be provided to the Company's shareholders under the applicable proxy disclosure rules and should be read in conjunction with the Proxy Statement.

As noted in the Proxy Statement, during 2013, the Compensation Committee of the Company’s Board of Directors (the “Committee”) retained the services of Towers Watson to provide advice with respect to the base salaries, bonus targets and long term incentives of the Company’s officers, including its named executive officers.

In considering whether to approve the amendment to the 2012 Plan, the Committee considered a number of factors including the following:

•	the number of shares remaining available for new awards under the 2012 Plan;

•	the Company’s desire to have what it expects to be sufficient capacity under the 2012 Plan to grant equity awards for the next two to three years;

•	the Company’s historical average gross burn rate (the number of equity awards granted during the year divided by the weighted average number of shares outstanding during the year);

•
the Company’s historical equity overhang (the number of shares subject to equity awards outstanding at the end of the fiscal year divided by the number of shares outstanding at the end of the fiscal year); and

•
the Company’s historical dilution (the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, divided by the number of shares outstanding at the end of the fiscal year).

The Company attempts to manage the overall dilution resulting from our use of equity compensation while maintaining the ability to attract, motivate and retain talented employees and executive officers. For the three years 2011-2013, the Company’s average gross burn rate, equity overhang and dilution were 2.0%, 6.8%, and 9.7% respectively.

Based on its review of the relevant considerations, including the fact that the Company’s three-year average gross burn rate based on the 2014 Institutional Shareholder Services calculation was 3.94%, below the allowable cap of 4.82% for our industry group, the Committee determined that the proposed share increase to the 2012 Plan is in line with our peers as well as necessary to retain equity compensation as an important recruiting and retention tool. The Committee determined in light of these factors, among others, that it was appropriate to recommend that the Board adopt the amendment to the 2012 Plan.

The benefits that will be awarded or paid under the 2012 Plan cannot currently be determined. The number of awards (if any) that an employee may receive under the 2012 Plan is in the discretion of the Committee and at this time the Committee has not determined future awards or who might receive them. We note that the number of awards each year is disclosed in the Grants of Plan-Based Awards Table (on page 43 of this year’s Proxy Statement) and the grant date fair value of such awards are included in the Summary Compensation Table (page 42 of this year’s Proxy Statement).

Note Regarding Forecasts and Forward-Looking Statements

This supplemental disclosure contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this supplemental disclosure other than statements that are purely historical are forward-looking statements. Forward-looking statements included herein include without limitation the fact that we do not as a matter of course make public forecasts as to our total shares outstanding or utilization of various equity-based awards due to the unpredictability of the underlying assumptions and estimates. In particular, the information above includes embedded assumptions that are highly dependent on the public trading price of our common stock and other factors that we do not control and, as a result, do not as a matter of practice forecast. The Company’s beliefs, expectations, forecasts, objectives, anticipations, intentions and strategies regarding the future, including without limitation those concerning expected utilization forecasts, operating results, revenues and earnings are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from results contemplated by the forward-looking statements. Additional information on risk factors that could potentially affect the Company’s financial results and, therefore, the supplemental information contained herein, may be found in documents filed by the Company with the Securities and Exchange Commission, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K, and are based on information available to the Company on the date hereof. The Company does not intend, and assumes no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this supplemental disclosure.